EXHIBIT 4.1

                    THIRD AMENDMENT TO CREDIT AGREEMENT

          This Third Amendment to Credit Agreement (this "Amendment") is entered into as of August 21, 2000, among Wickes Inc. (the "Borrower"), Fleet Retail Finance, Inc., as Administrative Agent (the "Agent"), and as a Lender, Bank of America, N.A. (formerly NationsBank, N.A.), as Documentation Agent and as a Lender, and the other Lenders set forth on the signature pages hereto.

                            W I T N E S S E T H

          WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of February 17, 1999 (as previously amended, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);

          WHEREAS, the Borrower has requested that the Credit Agreement be amended in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


     1.    Amendments to Credit Agreement.  Subject to the satisfaction  of
           ------------------------------
the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

     (a) Section 1.1 of the Credit Agreement is amended by amending and restating the definition of "Required Available Amount" to read as follows:

          Required Available Amount means (a) $15,000,000 at any  time
          -------------------------
     the sum of the amount of Revolving Loans plus Letter of Credit Obligations is equal to or less than $160,000,000 and (b) $20,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is greater than $160,000,000.


     (b) Section 8.4 of the Credit Agreement is amended by deleting "$6,000,000" and inserting "9,000,000" in its place.

     2.    Conditions.  The effectiveness of this Amendment is  conditioned
           ----------
on the prior satisfaction of the following conditions:
     (a) Borrower and Majority Lender shall have executed and delivered a counterpart of this Amendment to the Agent; and

     (b) No Default or Event of Default shall exist or will be caused by the consummation of the transactions contemplated hereby.


     3.   Miscellaneous.
          -------------

     (a)  Governing Law.  This Amendment shall be a contract  made  under
          -------------
and governed by the internal laws of the State of Massachusetts.

     (b)  Counterparts.  This Amendment may be executed in any  number  of
          ------------
counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

     (c)  Reference to Credit Agreement.  Each reference in the  Credit
          -----------------------------
Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any other Credit Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

     (d)  Costs and Expenses.  The Borrower agrees to pay on demand all
          ------------------
costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent in connection with this Amendment.


          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                           BORROWER:

                           WICKES INC.,
                           a Delaware corporation

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           AGENT:

                           FLEET RETAIL FINANCE, INC.
                           (successor to BankBoston, N.A.)
                           as Agent

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           DOCUMENTATION AGENT:

                           BANK OF AMERICA, N.A.
                           (formerly NationsBank, N.A.),
                           as Documentation Agent

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           LENDERS:

                           FLEET RETAIL FINANCE, INC.
                           (successor to BankBoston, N.A.)

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           FOOTHILL CAPITAL CORPORATION

                           By
                             ---------------------------------
                           Its
                              --------------------------------


                           BANK OF AMERICA, N.A.
                           (formerly NationsBank, N.A.)

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           LASALLE BANK NATIONAL ASSOCIATION
                           (formerly LaSalle National Bank)

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           THE CIT GROUP/BUSINESS CREDIT, INC.

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           FLEET CAPITAL CORPORATION

                           By
                             ---------------------------------
                           Its
                              --------------------------------

                           CONGRESS FINANCIAL CORPORATION
                           (CENTRAL)

                           By
                             ---------------------------------
                           Its
                              --------------------------------


                           AMERICAN NATIONAL BANK AND TRUST
                           COMPANY OF CHICAGO

                           By
                             ---------------------------------
                           Its
                              --------------------------------